UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2009

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, IL		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Form of Stock Appreciation Rights Agreement

On May 7, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Zebra Technologies Corporation (the “Company”) approved a form of Stock Appreciation Rights Agreement (the “SAR Agreement”) for the grant of stock appreciation rights (“SARs”) to the Company’s executive officers under the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”). Each SAR grant will be evidenced by a SAR Agreement which is effective when, and as of, the date of the applicable SAR grant.

The SAR Agreement sets forth the terms applicable to the grant of a SAR. Once vested, a SAR entitles a recipient to receive a payment, for each share of the Company’s Class A Common Stock (the “Stock”) covered by the SAR, equal to the difference between the base price of the SAR as indicated in the SAR Agreement, and the fair market value of one share of Stock on the date the recipient exercises the SAR. The payment will be settled in shares of Stock, plus cash for the value of any fractional share of Stock. Each SAR has a ten-year term and covers a number of shares of Stock set forth in the SAR Agreement. Each SAR vests as set forth in the SAR Agreement, as long as the recipient remains employed by the Company; however, each SAR will vest before the expiration of the regular vesting period(s) in the event of death, disability or a change in control (as such terms are defined in the Plan) in accordance with the terms of the SAR Agreement. A SAR is forfeited in certain situations specified in the SAR Agreement, including if, before the SAR vests, the executive officer’s employment is terminated by the Company for cause (as defined in the SAR Agreement). The SAR Agreement also contains confidentiality, non-solicitation and non-compete provisions.

The summary of the SAR Agreement contained herein is qualified in its entirety by reference to the SAR Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Restricted Stock Awards and Stock Appreciation Rights

On May 7, 2009 (the “Grant Date”), the Compensation Committee approved grants of restricted stock and stock appreciation rights under the Plan, to the named executive officers (the “Named Officers”) of the Company, as follows:

Named Officer	Title	Shares of Restricted Stock	Shares Covered by Stock Appreciation Right
Anders Gustafsson	Chief Executive Officer	45,000	115,000
Hugh K. Gagnier	Senior Vice President, Business Development and Operations, Specialty Printer Group	10,878	29,122
Philip Gerskovich	Senior Vice President, Corporate Development	8,158	21,842
Michael C. Smiley	Chief Financial Officer	10,878	29,122
Michael H. Terzich	Senior Vice President, Global Sales and Marketing, Specialty Printer Group	9,518	25,482

Each of the restricted stock grants vests in three equal installments on each of the first three anniversaries of the Grant Date, as long as the Named Officer continues to be employed by the Company. The restricted stock was granted pursuant to the Company’s form of Restricted Stock Agreement (time-vesting) attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2008.

Each stock appreciation right was granted pursuant to the SAR Agreement and (i) has a base price of $19.56, the closing price of the Stock on the Grant Date, and (ii) vests in four equal installments on each of the first four anniversaries of the Grant Date, as long as the Named Officer continues to be employed by the Company on such respective dates.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

Exhibit 10.1	Form of Stock Appreciation Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: May 13, 2009	By:	/s/ Anders Gustafsson
Anders Gustafsson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Form of Stock Appreciation Rights Agreement.